Exhibit 99.1

Acadia Realty Trust Reports Fourth Quarter and Full Year 2008 Operating Results

NEW YORK--(BUSINESS WIRE)--February 11, 2009--Acadia Realty Trust (NYSE: AKR – “Acadia” or the “Company”), a real estate investment trust (“REIT”), today reported operating results for the quarter and year ended December 31, 2008. All per share amounts discussed below are on a fully diluted basis.

Fourth Quarter 2008 Highlights

Earnings – 2008 fourth quarter FFO of $0.12 and EPS of $(0.12)

  Funds from operations (“FFO”) per share of $0.12 for the fourth quarter 2008 compared to $0.29 for fourth quarter 2007, as adjusted, and FFO of $1.16 for the year ended December 31, 2008 compared to $1.26 for the year ended December 31, 2007, as adjusted
  Adjusting to disregard the shares issued in connection with the payment of a special dividend in January 2009, 2008 FFO of $1.20 was in the upper half of previous guidance
  (Loss) earnings per share (“EPS”) from continuing operations for fourth quarter 2008 of $(0.12) compared to $0.09 for fourth quarter 2007 and EPS of $0.58 for the year ended December 31, 2008 compared to $0.50 for the year ended December 31, 2007

Balance sheet – Strong liquidity and limited exposure to maturities

  Cash on hand and availability under current facilities totaling $117 million at December 31, 2008
  No loan maturities (including extension options) in core portfolio until December 2011
  Purchased $8.0 million in principal amount of the Company’s outstanding convertible debt at a 25% discount
  Continued regular $0.21 quarterly cash dividend
  Declared a $0.55 special dividend payable 90% in shares and 10% in cash as a result of non-core property dispositions

Core portfolio – Necessity-based retail profile

  Same store net operating income up 1.2% for the quarter and 2.3% for the year ended December 31, 2008 compared to same periods in 2007
  Year-end 2008 occupancy at 93.5% versus 93.8% at September 30, 2008

Opportunity Funds – Current access to capital

  Subsequent to year-end, Fund III acquired the Cortlandt Towne Center, a 640,000 square foot shopping center located in Westchester County, NY, for $78 million
  Approximately $400 million of Fund III unfunded investor capital commitments available

Fourth Quarter and Full Year 2008 Operating Results

In accordance with Generally Accepted Accounting Principles (“GAAP”), all previously reported Common Shares, FFO and EPS amounts have been adjusted to reflect the special dividend paid on January 30, 2009, which resulted in the issuance of approximately 1.3 million additional Acadia Common Shares.

For the quarter ended December 31, 2008, FFO was $4.2 million, compared to $10.0 million for the quarter ended December 31, 2007. For the year ended December 31, 2008, FFO was $40.5 million compared to $44.0 million for the year ended December 31, 2007.

FFO, EPS from continuing operations and EPS for the quarters and years ended December 31, 2008 and 2007 were as follows:

	Fourth quarter			Year ended December 31,
	2008	2007	Variance	2008	2007	Variance
FFO	$0.12	$0.29[1]	$(0.17)	$1.16	$1.26[1]	$(0.10)

EPS from continuing operations	$(0.12)	$0.09	$(0.21)	$0.58	$0.50	$0.08

EPS	$(0.12)	$0.26	$(0.38)	$0.80	$0.80	--

1 FFO for 2007 was adjusted as previously disclosed to include the extraordinary gain from the Company’s RCP Venture investments as discussed in Note 4 to the Financial Highlights included herein.

The following key factors contributed to the $0.21 decrease in EPS from continuing operations for the fourth quarter 2008 compared with the fourth quarter 2007:

Increases:

  $0.06 gain on the purchase of $8.0 million in principal amount of the Company’s outstanding convertible debt as described below
  $0.07 increase in interest income from additional 2008 mezzanine financing investments

Decreases:

  $0.13 decrease associated with the previously announced impairment of a mezzanine loan
  $0.05 decrease related to additional straight-line rent reserves
  $0.08 decrease reflecting the write-off of both accounts receivable and tenant improvements at three locations due to Circuit City’s bankruptcy
  $0.03 decline in transactional fee income earned from the Company’s opportunity funds (the “Funds”). The fees earned from the Funds are eliminated in consolidation, and recognized through a reduction in minority interest expense

EPS for the year ended December 31, 2008 equaled 2007 resulting primarily from:

  EPS from continuing operations for 2008 increased $0.08, resulting primarily from increases in lease termination income, net of minority interests’ share, of $0.14, transactional fee income earned from the Funds of $0.12 and interest income of $0.05, partially offset by $0.04 of additional general and administrative expenses and the above mentioned fourth quarter activity.
  Income from discontinued operations increased $0.03 primarily as a result of the gain recognized from the sale of a property during 2008.
  Income from extraordinary item for 2007 of $0.11 related to the Company’s investment in Albertson’s through its RCP Venture.

During the fourth quarter of 2008, the Company purchased $8.0 million in principal amount of its outstanding $115.0 million convertible debt at a discount of approximately 25%, which resulted in a $2.0 million gain.

Strong Balance Sheet – Available Liquidity

The Company believes its conservative balance sheet makes it well-positioned to capitalize on potential opportunities arising from the current economic turmoil. This strength is evidenced by:

  Excluding the Funds’ cash and credit facilities, as of December 31, 2008, the Company had total liquidity of $117 million, including $75 million of cash and $42 million available under existing lines of credit
  Approximately $400 million of Fund III unfunded investor capital commitments available, including $80 million committed by the Company
  98% of the Company’s core portfolio debt is fixed-rate and the average rate is 5.0%. Including the Company’s pro-rata share of Fund debt, 89% is fixed-rate
  No core portfolio mortgage debt maturing until December 2011 (including extension options)
  Fixed-charge coverage ratio of 2.9 to 1 for the year ended December 31, 2008
  Excluding the special dividend of $0.55 declared in December 2008, dividend payout ratio of 70% for 2008

Retail Portfolio Performance Remained Solid

For 2008, the core portfolio performed near the high end of the Company’s expectations as same store net operating income (“NOI”) increased 1.2% for the fourth quarter 2008 from the fourth quarter 2007 and 2.3% for the year as compared to 2007.

The Company is acutely aware of the impact of the current recession on consumer spending and on its retail tenants. The Company’s portfolio consists of assets primarily anchored by necessity and value-based retail tenants including supermarkets, drugstores and discount retailers located in high barrier-to-entry and supply constrained markets. However, to the extent that the current economic conditions continue and/or worsen, the portfolio would be adversely affected.

Acadia’s core portfolio occupancy, including the Company’s pro-rata share of its joint venture properties, but excluding the Funds, was 93.5% as of December 31, 2008. This represents a decrease of 30 basis points from 93.8% occupancy at September 30, 2008 and a decrease of 90 basis points from December 31, 2007 occupancy of 94.4%.

Acadia’s combined portfolio occupancy, including its pro-rata share of its joint venture properties and its Funds, was 93.3% as of December 31, 2008. This represents a decrease of 30 basis points from 93.6% occupancy at September 30, 2008 and a decrease of 90 basis points from December 31, 2007 occupancy of 94.2%.

During the fourth quarter of 2008, the Company realized an average rent increase of 2% in its core portfolio on three new and fourteen renewal leases totaling 50,000 square feet, representing 1% of the core portfolio’s gross leasable area. Including the effect of the straight-lining of rents, the Company realized average rent increases of 7% on new and renewal leases with respect to its core portfolio. These total results were adversely impacted by one new 12,000 square foot lease which had a 20% decrease in rent. The average rent increase for new and renewal leases, excluding the effect of this lease, would have been 12% and, including the effect of the straight-lining of rents, 18% for the quarter.

External Growth Initiatives

Fund III

Through 2008, Fund III has deployed approximately $100 million of its $503 million of committed equity in four investments. Acadia’s Operating Partnership has a 19.9% ownership interest in Fund III.

Subsequent to year-end, Fund III purchased Cortlandt Towne Center for $78 million. The property is a 640,000 square foot shopping center located in Westchester County, NY, a trade area with high barriers to entry for regional and national retailers. The asset is anchored by quality national tenants including Wal-Mart, A&P Food Market, Marshalls, Barnes & Noble and Best Buy. With category-dominant retailers that have had strong historic sales performance at this location, the Cortlandt Towne Center has proven to be the premier retail center in the market.

Outlook - Earnings Guidance for 2009

The Company forecasts its 2009 annual FFO will range from $1.05 to $1.19 per share and 2009 EPS from $0.51 to $0.65. These amounts reflect the FASB Staff Position 14-1 “Accounting for Convertible Debt Instruments That May Be Settled in Cash upon Conversion (Including Partial Cash Settlement)” (“FSP 14-1”) which is effective in 2009. The adoption of this pronouncement will result in an additional annual non-cash interest charge of $2.2 million, or $0.06 per share. Reference is made to the Company’s Form 10-Q as filed for the quarter ended September 30, 2008 for further discussion.

The table below summarizes management’s assumptions for estimated 2009 FFO and presents FFO before and after making the interest adjustment in accordance with FSP 14-1. Management believes that presenting forecasted 2009 FFO before adjusting for FSP 14-1 provides useful information to investors, as it allows them to evaluate 2008 reported FFO to forecasted 2009 FFO on a comparable basis. All per share amounts in the table below have been adjusted to take into account the special dividend paid on January 30, 2009 as discussed above, which resulted in dilution of $0.04 to $0.05 in the Company’s 2009 forecast.

	2009		2008
	Low	High	Actual
	(dollars in millions)
Core and pro-rata share of opportunity fund portfolio income[1]	$38.9	$41.2	$38.9
Asset and property management fee income, net of TRS taxes	11.1	11.1	10.2
Transactional fee income, net of TRS taxes	9.4	10.3	8.3
Promote, RCP and other income, net of TRS taxes	5.4	6.6	9.5
General and administrative expense	(26.0)	(25.5)	(26.4)
	38.8	43.7	40.5
Non-cash interest pursuant to FSP 14-1	(2.2)	(2.2)	(2.1)[2]
	$36.6	$41.5	$38.4

FFO per share before FSP 14-1 interest adjustment	$1.11	$1.25	$1.16
FFO per share after FSP 14-1 interest adjustment	$1.05	$1.19	$1.10

1 Assumes a decline in same-store net operating income ranging from -2% to -5%.

2 FSP-14-1 is effective for fiscal years beginning after December 15, 2008, and is applied retrospectively to all periods presented.

The following is a reconciliation of the calculation of FFO per diluted share and earnings per diluted share:

Guidance Range for 2009	Low	High
Earnings per diluted share	$0.51	$0.65
Depreciation of real estate and amortization of leasing costs:
Wholly owned and consolidated partnerships	0.49	0.49
Unconsolidated partnerships	0.04	0.04
Minority interest in Operating Partnership	0.01	0.01
Funds from operations	$1.05	$1.19

Management will discuss Acadia’s 2009 earnings guidance in further detail on its fourth quarter earnings conference call.

Management Comments

“Given the significant turmoil in the capital markets and the unprecedented disruption of the economy and its affect on consumer spending, in 2008 we focused on maintaining the stability of our portfolio and strength of our balance sheet” stated Kenneth F. Bernstein, President and CEO of Acadia Realty Trust. “This included minimizing our exposure to debt maturities and recourse debt, and ensuring we had more than enough liquidity, both on balance sheet and through our opportunity funds. We also focused on positioning our portfolio by shifting our assets to high barrier-to-entry and supply constrained markets. Looking forward to 2009, we will remain highly focused on maintaining these foundations as well as capitalize on opportunities that may arise from the continued disruption in the real estate markets.”

Investor Conference Call

Management will conduct a conference call on Thursday, February 12, 2009 at 12:00 ET to review the Company's earnings and operating results. The live conference call can be accessed by dialing 1-866-543-6403 (internationally 617-213-8896). The pass code is “Acadia”. The call will also be webcast and can be accessed in a listen-only mode at Acadia's web site at www.acadiarealty.com. If you are unable to participate during the live webcast, the call will be archived and available on Acadia's website. Alternatively, to access the replay by phone, dial 888-286-8010 (internationally 617-801-6888), and the passcode will be 43786413. The phone replay will be available through Thursday, February 19, 2009.

Acadia Realty Trust, headquartered in White Plains, NY, is a fully integrated, self-managed and self-administered equity REIT focused primarily on the ownership, acquisition, redevelopment and management of retail and mixed-use properties including neighborhood and community shopping centers located in dense urban and suburban markets in major metropolitan areas.

Certain matters in this press release, including statements relating to our future operating results, may constitute forward-looking statements within the meaning of federal securities law and as such may involve known and unknown risk, uncertainties and other factors that may cause the actual results, performances or achievements of Acadia to be materially different from any future results, performances or achievements expressed or implied by such forward-looking statements. These forward-looking statements include statements regarding our future financial results and our ability to capitalize on potential opportunities arising from the current economic turmoil. Factors that could cause our forward-looking statements to differ from our future results include, but are not limited to, those discussed under the headings “Risk Factors” and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s most recent annual report on Form 10-K filed with the SEC on February 29, 2008 (“Form 10-K”) and other periodic reports filed with the SEC, including risks related to: (i) the current global financial crisis and its effect on retail tenants, including several recent bankruptcies of major retailers; (ii) the Company’s reliance on revenues derived from major tenants; (iii) the Company’s limited control over joint venture investments; (iv) the Company’s partnership structure; (v) real estate and the geographic concentration of our properties; (vi) market interest rates; (vii) leverage; (viii) liability for environmental matters;(ix) the Company’s growth strategy; (x) the Company’s status as a REIT (xi) uninsured losses and (xii) the loss of key executives. Copies of the Form 10-K and the other periodic reports Acadia files with the SEC are available on the Company’s website at www.acadiarealty.com. Any forward-looking statements in this press release speak only as of the date hereof. Acadia expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Acadia's expectations with regard thereto or change in events, conditions or circumstances on which any such statement is based.

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights [1]
For the Quarters and Years ended December 31, 2008 and 2007
(dollars in thousands, except per share data)

	For the quarters ended		For the years ended
	December 31,		December 31,
Revenues	2008	2007	2008	2007
Minimum rents	$20,172	$18,371	$80,166	$68,680
Percentage rents	244	220	598	625
Expense reimbursements	4,716	3,672	16,855	13,318
Lease termination (expense) income	(16)	--	23,961	--
Other property income	308	311	1,191	855
Management fee income	533	660	3,434	4,064
Interest income	5,153	2,642	14,534	10,315
Other	--	--	--	165
Total revenues	31,110	25,876	140,739	98,022
Operating expenses
Property operating	9,068	4,305	24,945	14,080
Real estate taxes	3,053	2,450	12,151	9,470
General and administrative	5,414	6,733	24,545	23,058
Depreciation and amortization	12,477	7,998	34,964	26,892
Total operating expenses	30,012	21,486	96,605	73,500
Operating income	1,098	4,390	44,134	24,522
Gain on sale of land	--	--	763	--
Equity in (losses) earnings of unconsolidated affiliates	(4,462)	2,362	19,906	6,619
Interest expense and other finance costs	(6,233)	(6,112)	(26,890)	(22,775)
Impairment of notes receivable	(4,392)	--	(4,392)	--
Gain on extinguishment of debt	1,958	--	1,958	--
Minority interest	8,895	2,419	(12,217)	9,082
(Loss) income from continuing operations before
income taxes	(3,136)	3,059	23,262	17,448
Income taxes	(971)	(52)	(3,362)	(297)
(Loss) income from continuing operations	(4,107)	3,007	19,900	17,151

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights [1]
For the Quarters and Years ended December 31, 2008 and 2007
(dollars in thousands, except per share data)

	For the quarters ended		For the years ended
	December 31,		December 31,
	2008	2007	2008	2007
Discontinued operations:
Operating income from discontinued operations	14	628	618	1,301
Gain on sale of property	--	5,513	7,182	5,271
Minority interest	--	(121)	(152)	(130)
Income from discontinued operations	14	6,020	7,648	6,442
Net (loss) income before extraordinary item	(4,093)	9,027	27,548	23,593

Extraordinary item:
Share of extraordinary gain from investment in
unconsolidated affiliate	--	--	--	30,200
Minority interest	--	--	--	(24,167)
Income taxes	--	--	--	(2,356)
Income from extraordinary item	--	--	--	3,677
Net (loss) income	$(4,093)	$9,027	$27,548	$27,270

Net (loss) income per Common Share – Basic [6]
Net (loss) income per Common Share – Continuing
operations	$(0.12)	$0.09	$0.59	$0.51
Net income per Common Share – Discontinued
operations	--	0.18	0.22	0.19
Net income per Common Share – Extraordinary item	--	--	--	0.11
Net (loss) income per Common Share	$(0.12)	$0.27	$0.81	$0.81
Weighted average Common Shares [6]	33,850	33,667	33,813	33,600

Net (loss) income per Common Share – Diluted [2,6]
Net (loss) income per Common Share – Continuing
operations	$(0.12)	$0.09	$0.58	$0.50
Net income per Common Share – Discontinued
operations	--	0.17	0.22	0.19
Net income per Common Share – Extraordinary item	--	--	--	0.11
Net (loss) income per Common Share	$(0.12)	$0.26	$0.80	$0.80
Weighted average Common Shares [6]	33,850	34,307	34,267	34,282

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights [1]
For the Quarters and Years ended December 31, 2008 and 2007
(dollars in thousands, except per share data)
RECONCILIATION OF NET INCOME TO FUNDS FROM OPERATIONS AND ADJUSTED
FUNDS FROM OPERATIONS [3]

	For the quarters ended		For the years ended
	December 31,		December 31,
	2008	2007	2008	2007
Net (loss) income	$(4,093)	$9,027	$27,548	$27,270

Depreciation of real estate and amortization of leasing costs
(net of minority interests' share):
Consolidated affiliates	7,986	5,844	18,519	19,669
Unconsolidated affiliates	365	399	1,688	1,736
(Gain) loss on sale (net of minority interests' share):
Consolidated affiliates	--	(5,513)	(7,182)	(5,271)
Unconsolidated affiliates	--	--	(565)	--

Income attributable to minority interest in Operating
Partnership	(97)	198	449	614

Distributions – Preferred OP Units	19	11	35	29

Extraordinary item (net of minority interests' share and
income taxes)	--	--	--	(3,677)
Funds from operations	4,180	9,966	40,492	40,370
Add back: Extraordinary item, net [4]	--	--	--	3,677
Funds from operations, adjusted for extraordinary item	$4,180	$9,966	$40,492	$44,047
Funds from operations per share – Diluted
Weighted average Common Shares and OP Units [5,6]	34,805	34,949	34,940	34,924
Funds from operations, adjusted, per share [6]	$0.12	$0.29	$1.16	$1.26

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights [1]
For the Quarters and Years ended December 31, 2008 and 2007
(dollars in thousands)
RECONCILIATION OF OPERATING INCOME TO NET PROPERTY
OPERATING INCOME (“NOI”)

	For the quarters ended		For the years ended
	December 31,		December 31,
	2008	2007	2008	2007

Operating income	$1,098	$4,390	$44,134	$24,522

Add back:
General and administrative	5,414	6,733	24,545	23,058
Depreciation and amortization	12,477	7,998	34,964	26,892

Less:
Management fee income	(533)	(660)	(3,434)	(4,064)
Interest income	(5,153)	(2,642)	(14,534)	(10,315)
Lease termination income	16	--	(23,961)	--

Straight line rent and other adjustments	(1,531)	(2,142)	(3,499)	(2,006)

Consolidated NOI	11,788	13,677	58,215	58,087

Minority interest in NOI	2,916	1,507	353	988
Pro-rata share of NOI	$14,704	$15,184	$58,568	$59,075

SELECTED BALANCE SHEET INFORMATION
	As of
	December 31, 2008	December 31, 2007

Cash and cash equivalents	$86,691	$123,343
Rental property, at cost	1,106,873	833,694
Total assets	1,291,556	999,012
Notes payable	761,868	517,903
Total liabilities	855,752	587,165

Notes:

[1] For additional information and analysis concerning the Company’s results of operations, reference is made to the Company’s Quarterly Supplemental Disclosure furnished on Form 8-K to the SEC and included on the Company’s website at www.acadiarealty.com.

[2] Reflects the potential dilution that could occur if securities or other contracts to issue Common Shares were exercised or converted into Common Shares. The effect of the conversion of Common OP Units is not reflected in the above table as they are exchangeable for Common Shares on a one-for-one basis. The income allocable to such units is allocated on this same basis and reflected as minority interest in the consolidated financial statements. As such, the assumed conversion of these units would have no net impact on the determination of diluted earnings per share.

ACADIA REALTY TRUST AND SUBSIDIARIES
Financial Highlights
For the Quarters and Years ended December 31, 2008 and 2007
(dollars in thousands, except per share data)

Notes (continued):

[3] The Company considers funds from operations (“FFO”) as defined by the National Association of Real Estate Investment Trusts (“NAREIT”) and net operating income (“NOI”) to be appropriate supplemental disclosures of operating performance for an equity REIT due to its widespread acceptance and use within the REIT and analyst communities. FFO and NOI are presented to assist investors in analyzing the performance of the Company. They are helpful as they exclude various items included in net income that are not indicative of the operating performance, such as gains (losses) from sales of depreciated property and depreciation and amortization. In addition, NOI excludes interest expense. The Company’s method of calculating FFO and NOI may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs. FFO does not represent cash generated from operations as defined by generally accepted accounting principles (“GAAP”) and is not indicative of cash available to fund all cash needs, including distributions. It should not be considered as an alternative to net income for the purpose of evaluating the Company’s performance or to cash flows as a measure of liquidity. Consistent with the NAREIT definition, the Company defines FFO as net income (computed in accordance with GAAP), excluding gains (losses) from sales of depreciated property, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures.

[4] The extraordinary item represents the Company’s share of estimated extraordinary gain related to its investment in Albertson’s. The Albertson’s entity has recorded an extraordinary gain in connection with the allocation of purchase price to assets acquired. The Company considers this as an investment in an operating business as opposed to real estate. Accordingly, all gains and losses from this investment are included in FFO, which management believes provides a more accurate reflection of the operating performance of the Company.

[5] In addition to the weighted average Common Shares outstanding, basic and diluted FFO also assumes full conversion of a weighted average 648 and 642 OP Units into Common Shares for the quarters ended December 31, 2008 and 2007, respectively, and 647 and 642 OP Units into Common Shares for the years ended December 31, 2008 and 2007, respectively. Diluted FFO also includes the assumed the conversion of Preferred OP Units into 25 Common Shares for the quarters ended December 31, 2008 and 2007, respectively, and the conversion of Preferred OP Units into 25 and 67 Common Shares for years ended December 31, 2008 and 2007, respectively. In addition, diluted FFO also includes the effect of employee share options of 282 and 615 Common Shares for the quarters ended December 31, 2008 and 2007, respectively, and 455 and 615 Common Shares for the years ended December 31, 2008 and 2007, respectively.

[6] Weighted average share, EPS and FFO amounts for the periods presented have been retroactively adjusted for the effect of approximately 1.3 million Common Shares issued pursuant to the special dividend paid in January 2009.

CONTACT:
Acadia Realty Trust
Jon Grisham, 914-288-8100